Exhibit 99.1
                News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION ANNOUNCES DEATH OF
LEAD INDEPENDENT BOARD DIRECTOR

LAKE ZURICH, ILLINOIS, April 13, 2021 - ACCO Brands Corporation (NYSE: ACCO) today announced with deep sadness that James A. Buzzard, a director of the Company, died unexpectedly on April 9, 2021.  Mr. Buzzard served as a member of the Board of Directors since 2012, including as its lead independent director since 2017.

Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands, commented, “We mourn the untimely passing of Jim Buzzard.  Jim was an outstanding director, leader, and mentor, as well as a wonderful colleague and friend to many of us.  We will miss him dearly.  We extend our deepest condolences to his wife, Susan, and the entire Buzzard family.”

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, PowerA®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

For further information:

Christine Hanneman        Julie McEwan
Investor Relations        Media Relations
(847) 796-4320        (937) 974-8162